Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 2, 2014 relating to the consolidated financial statements of Royal Bank of Canada, and the effectiveness of Royal Bank of Canada’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2014.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

November 2, 2015